EXHIBIT 32
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13a-14(b) UNDER
THE SECURITIES EXCHANGE ACT OF 1934 AND SECTION 1350 OF
CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE
Each of the undersigned, David D. Stevens and Lance A. Berry, certifies pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 (the Exchange Act) and Section 1350 of Chapter 63 of Title 18 of the United States Code, that (1) this quarterly report on Form 10-Q for the quarter ended June 30, 2011, of Wright Medical Group, Inc. (the Company) fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act, and (2) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: July 28, 2011

/s/ David D. Stevens
David D. Stevens
Interim Chief Executive Officer

/s/ Lance A. Berry
Lance A. Berry
Senior Vice President and Chief Financial Officer